Exhibit 24.1

POWER OF ATTORNEY

Know all persons by these presents, that the undersigned, a director and/or executive officer of Lakeland Industries, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints J. Calven Swinea, the Company’s Chief Financial Officer and Secretary, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of a Registration Statement on Form S-8 relating to the Lakeland Industries, Inc. 2026 Equity Incentive Plan, including without limitation, the power and authority to sign in my name and on my behalf in my capacity as a director and/or executive officer of the Company, such Form S-8 and all amendments (including post-effective amendments) and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed this 11th day of June, 2026.

/s/ Margin G. Glavin
Martin G. Glavin, Director

/s/ Nikki L. Hamblin
Nikki L. Hamblin, Director

/s/ Ronald N. Herring
Ronald N. Herring, Director

/s/ James M. Jenkins
James M. Jenkins, Chief Executive Officer, President and Executive Chairman

/s/ Melissa Kidd
Melissa Kidd, Director

/s/ Thomas J. McAteer
Thomas J. McAteer, Director

/s/ Lee D. Rudow
Lee D. Rudow, Director

/s/ Jeffrey T. Schlarbaum
Jeffrey T. Schlarbaum, Director